As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ashland Inc.

(Exact name of Registrant as Specified in its Charter)

Kentucky	20-0865835
(State of incorporation)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

(859) 815-3333

(Address, including zip code, of registrant’s principal executive offices)

INDUCEMENT RESTRICTED STOCK AWARD (WULFSOHN)

INDUCEMENT RESTRICTED STOCK AWARD (MEIXELSPERGER)

(Full title of the Plan)

Peter J. Ganz

Senior Vice President, General Counsel and Secretary

50 E. RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

(859) 815-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	570 shares	$112.94	$64,375.8	$6.49

(1)	Represents (a) 280 of additional shares of Common Stock, par value $0.01 per share, of Ashland Inc. issuable pursuant to the Inducement Restricted Stock Award Agreement entered into between Ashland Inc. and William A. Wulfsohn and (b) 290 of additional shares of Common Stock, par value $0.01 per share, of Ashland Inc. issuable pursuant to the Inducement Restricted Stock Award Agreement entered into between Ashland Inc. and Mary Meixelsperger, in each instance as a result of dividends, payable in Common Stock, in respect of unvested shares granted under such Award.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the agreement described above.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 28, 2016.

REGISTRATION OF ADDITIONAL SECURITIES

Ashland Inc., a Kentucky corporation (“Ashland”), filed with the Securities and Exchange Commission (the “Commission”) the following registration statements:

(a)	Registration Statement on Form S-8 filed on December 18, 2014 (Commission File No. 333-201053), relating to shares of Ashland common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Inducement Restricted Stock Award Agreement entered into between Ashland and William A. Wulfsohn as an inducement for his employment with Ashland (the “Wulfsohn Inducement Award”); and

(b)	Registration Statement on Form S-8 filed on June 20, 2016 (Commission File No. 333-212127), relating to shares of Common Stock issuable pursuant to the Inducement Restricted Stock Award Agreement entered into between Ashland and Mary Meixelsperger as an inducement for her employment with Valvoline Inc., a wholly owned subsidiary of Ashland (the “Meixelsperger Inducement Award”).

The contents of such registration statements are incorporated herein by reference. Ashland is hereby registering 570 shares of Common Stock, 280 of which are issuable pursuant to the Wulfsohn Inducement Award and 290 of which are issuable pursuant to the Meixelsperger Inducement Award, in each instance as a result of dividends, payable in Common Stock, in respect of unvested shares granted under such Award.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Ashland with the Commission are incorporated herein by reference as of their respective dates of filing with the Commission:

(a)	Ashland’s Registration Statement on Form S-8 filed on December 18, 2014 (Commission File No. 333-201053);

(b)	Ashland’s Registration Statement on Form S-8 filed on June 20, 2016 (Commission File No. 333-212127);

(c)	Ashland’s Annual Report filed on Form 10-K for the fiscal year ended September 30, 2015 filed with the Commission on November 20, 2015;

(d)	Ashland’s Quarterly Reports on Form 10-Q filed on January 27, 2016 and April 27, 2016;

(e)	Ashland’s Current Reports on Form 8-K filed on October 1, 2015, October 6, 2015, October 9, 2015, November 18, 2015, December 28, 2015, February 1, 2016, March 22, 2016, April 13, 2016, May 31, 2016, June 7, 2016, June 20, 2016, July 11, 2016, July 12, 2016, July 13, 2016 and July 20, 2016 (two separate Current Reports); and

(f)	The description of Ashland’s Common Stock contained in Ashland’s Registration Statement on Form S-4 filed with the Commission on August 8, 2008, as amended (Commission File No. 333-152911).

All reports and other documents subsequently filed by Ashland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by Peter J. Ganz, Ashland’s Senior Vice President, General Counsel and Secretary. As of July 27, 2016, Mr. Ganz beneficially owned 57,729 shares of Ashland Common Stock, of which 43,969 shares are unvested Restricted Common Stock, and 28,100 Stock Appreciation Rights, the value of which is based on the appreciation of the Common Stock over time.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index following the signature page to this Registration Statement and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 29th day of July, 2016.

ASHLAND INC.
(Registrant)

By:	/s/ Peter J. Ganz
	Name:	Peter J. Ganz
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

* William A. Wulfsohn	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2016

* J. Kevin Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2016

* J. William Heitman	Vice President and Controller (Principal Accounting Officer)	July 29, 2016

* Brendan M. Cummins	Director	July 29, 2016

* William G. Dempsey	Director	July 29, 2016

* Stephen F. Kirk	Director	July 29, 2016

* Vada O. Manager	Director	July 29, 2016

* Barry W. Perry	Director	July 29, 2016

Mark C. Rohr	Director	July 29, 2016

* George A. Schaefer, Jr.	Director	July 29, 2016

* Janice J. Teal, Ph.D.	Director	July 29, 2016

* Michael J. Ward	Director	July 29, 2016

*	The undersigned, by signing his name hereto, executes this Registration Statement pursuant to a power of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

*By:	/s/ Peter J. Ganz
Peter J. Ganz
Attorney-in-Fact
July 29, 2016

INDEX TO EXHIBITS

The following exhibits are filed with this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Fourth Restated Articles of Incorporation of Ashland Inc. (filed as Exhibit 3.2 to Ashland’s Form 8-K filed on February 4, 2014 (Commission File No. 001-32532), and incorporated herein by reference).

4.2	By-laws of Ashland Inc., as amended and restated (filed as Exhibit 3.3 to Ashland’s Form 8-K filed on February 4, 2014 (Commission File No. 001-32532), and incorporated herein by reference).

4.3	Form of Inducement Restricted Stock Award Agreement entered into between Ashland and William A. Wulfsohn (filed as Exhibit 4.3 to Ashland’s Registration Statement on Form S-8 filed on December 18, 2014 (Commission File No. 333-201053), and incorporated herein by reference).

4.4	Form of Inducement Restricted Stock Award Agreement entered into between Ashland and Mary Meixelsperger (filed as Exhibit 4.3 to Ashland’s Registration Statement on Form S-8 filed on June 20, 2016 (Commission File No. 333-212127), and incorporated herein by reference).

*5.1	Opinion of Peter J. Ganz.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of PricewaterhouseCoopers LLP.

*23.3	Consent of Peter J. Ganz (contained in his opinion filed as Exhibit 5.1).

*23.4	Consent of Hamilton, Rabinovitz & Associates, Inc.

*24.1	Power of Attorney of each person whose signature on this Registration Statement was signed by another pursuant to a power of attorney.

*	Filed Herewith.